EXHIBIT 99


Media Contacts:          Investor Relations Contact:
William P. Fuller III    Roger A. Holmes
(212) 318-5250           (212) 318-5288
Donna N. Bodden
(212) 318-5258


FOR IMMEDIATE RELEASE:

 WESTVACO CORPORATION COMPLETES ACQUISITION OF MEBANE PACKAGING

NEW YORK, NY, January 7, 2000 - Westvaco Corporation (NYSE: W) today completed its previously announced acquisition of Mebane
Packaging Group, a leading supplier of packaging for pharmaceutical products and personal care items, based in Mebane, NC.

"This acquisition is an outstanding strategic fit for Westvaco because it complements our existing consumer packaging operations and positions us for faster growth in premium market segments," said John A. Luke, Jr., Chairman and CEO. "Pharmaceutical and personal care markets are particularly attractive to us because of their size and growth potential. Mebane is a leading domestic supplier to major multinational companies in those market segments and also participates in markets for high-end media and promotional packaging."

The acquisition significantly expands Westvaco's customer base. Mebane operates seven plants in the eastern United States and Puerto Rico. Prior to the acquisition, Westvaco operated eight consumer packaging plants in the United States, Brazil and the Czech Republic. These plants produce packaging for beverage, confectionery, electronic, food, personal care, pharmaceutical and tobacco products. Mebane's annual sales total about $130 million, and Westvaco expects the acquisition to be accretive to its earnings within two years.

As a result of a strategic review conducted in 1999, Westvaco combined its packaging-related businesses into a single unit called the Packaging Resources Group (PRG), noting that the new structure provides a platform for both internal and external growth. Mebane is the second addition to the PRG. In late December, Westvaco completed the acquisition of Temple-Inland Inc.'s bleached paperboard mill in Evadale, TX.

Westvaco Corporation (www.westvaco.com), headquartered in New York, NY, is a major producer of paper, packaging and specialty chemicals. Fiscal year 1999 sales totaled $2.8 billion of which 24 percent was derived from international business involving customers in more than 70 countries. Westvaco's assets include wholly owned operations in the United States, Brazil, the Czech Republic, a joint venture in China and 1.45 million acres of forestland in the United States and Brazil.

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company.
Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed in or implied by the forward-looking statements include, but are not limited to, competitive pricing for the company?s products; changes in raw materials, energy and other costs; impact of Year 2000 issues; fluctuations in demand and changes in production capacities; changes to economic growth in the U.S. and international economies, especially in Asia and Brazil; government policies and regulations, including but not limited to those affecting the environment and the tobacco industry; and currency movements.